UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2021

ENABLE MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36413	72-1252419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 West Sheridan Avenue, Suite 1500

Oklahoma City, Oklahoma 72102

(Address of principal executive offices)

(405) 525-7788

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	ENBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on February 16, 2021, Enable Midstream Partners, LP (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Elk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“LP Merger Sub”), Elk GP Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“GP Merger Sub”), Enable GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), solely for the purposes of Section 2.1(a)(i) therein, LE GP, LLC, a Delaware limited liability company and sole general partner of Energy Transfer, and, solely for purposes of Section 1.1(b)(i) therein, CenterPoint Energy, Inc., a Texas corporation (“CNP”). Pursuant to the Merger Agreement, and subject to the terms and conditions therein, (i) LP Merger Sub will merge with and into the Partnership (the “LP Merger”), with the Partnership surviving the LP Merger as a wholly owned subsidiary of Energy Transfer, (ii) GP Merger Sub will merge with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Energy Transfer and (iii) immediately prior to the effective time of the Merger, (A) CNP will contribute, assign, transfer, convey and deliver to Energy Transfer, and Energy Transfer will acquire, assume, accept and receive from CNP, all of CNP’s right, title and interest in each 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in the Partnership issued and outstanding at such time in exchange for 0.0265 of a 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Unit issued by Energy Transfer, and (B) Energy Transfer will subsequently contribute, assign, transfer, convey and deliver to a subsidiary of Energy Transfer that is treated as a corporation for U.S. federal income tax purposes all or a portion of such Enable Series A Preferred Units.

As previously announced, the completion of the LP Merger is subject, among other conditions, to the delivery of written consents representing the affirmative vote or consent of holders of at least a majority of the outstanding common units representing limited partner interests in the Partnership (the “Enable common units”). The board of directors of the General Partner set April 8, 2021 as the record date (the “Record Date”) for determining holders of Enable common units entitled to execute and deliver written consents to (i) approve the Merger Agreement and (ii) approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Partnership’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Transaction-Related Compensation Proposal”). As of the close of business on the Record Date, there were 435,866,139 Enable common units outstanding and entitled to consent with respect to the Merger Agreement and the Transaction-Related Compensation Proposal.

The deadline for the consent solicitation expired at 5:00 p.m. (prevailing Central Time), on May 7, 2021. The results of the consent solicitation for the following proposals is set forth below, which includes the consents of CNP and OGE Energy Corp., an Oklahoma corporation, who collectively own approximately 79% of Enable common units as of April 8, 2021:

1.    To approve the Merger Agreement and the transactions contemplated thereby were as follows:

APPROVE	DISAPPROVE	ABSTAIN
379,587,017	2,784,839	2,161,241

2.    To approve, on a nonbinding, advisory basis, the Transaction-Related Compensation Proposal:

APPROVE	DISAPPROVE	ABSTAIN
375,904,027	6,196,588	2,432,482

Item 8.01	Other Events.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

In connection with the proposed Mergers, on March 9, 2021, the Partnership and Energy Transfer each filed a Notification and Report Form (each, an “HSR Notification”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with the U.S. Department of Justice and the U.S. Federal Trade

Commission (the “FTC”). As part of the parties’ continuing cooperation with the regulatory review, in consultation with the Partnership, Energy Transfer voluntarily withdrew its HSR Notification effective April 8, 2021 and re-filed its HSR Notification on April 12, 2021 (the “Refiled Notification”).

On May 12, 2021, the Partnership and Energy Transfer each received a request for additional information and documentary material (the “Second Request”) from the FTC in connection with the FTC’s review of the transactions contemplated by the Merger Agreement. The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after the Partnership and Energy Transfer have certified substantial compliance with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. Both parties intend to continue to work cooperatively with the FTC in its review.

Completion of the Mergers remains subject to the expiration or termination of the waiting period under the HSR Act and the satisfaction or waiver of the other closing conditions specified in the Merger Agreement. The parties continue to expect the Mergers to close in the second half of 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
Name:	J. Brent Hagy
Title:	Vice President, Deputy General Counsel and Secretary

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